UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 22, 2022

INVACARE CORPORATION

(Exact name of Registrant as specified in its charter)

Ohio	001-15103	95-2680965
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Invacare Way, Elyria, Ohio 44035
(Address of principal executive offices, including zip code)

(440) 329-6000
(Registrant’s telephone number, including area code)

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(Former name, former address and former fiscal year, if changed since last report)
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Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Shares, without par value	IVC	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
On August 22, 2022, Invacare Corporation (the “Company”) entered into a Cooperation Agreement (the “Cooperation Agreement”) with Azurite Management LLC, Steven H. Rosen, Crawford United Corporation, Edward F. Crawford and Matthew V. Crawford (collectively, “Azurite”). Azurite currently owns approximately 10.3% of the Company’s outstanding common shares.
On August 22, 2022, two directors of the Company resigned from the board of directors of the Company (the “Board”) and, pursuant to the Cooperation Agreement, and subject to the conditions set forth therein, the Board appointed Steven H. Rosen and Ambassador Edward F. Crawford to serve as directors of the Company (each, a “Designee” and, together, the “Designees”) and certain Board committees, all as further described in Item 5.02 herein. The Company also agreed that, subject to the conditions set forth in the Cooperation Agreement, the Board will nominate each Designee for election to the Board at the Company’s 2023 Annual Meeting of Shareholders (the “2023 Annual Meeting”). If, prior to the Expiration Date (as defined below), a Designee is unable or unwilling to serve, resigns, is removed, or otherwise ceases to be a director, then Azurite shall designate a replacement director who is reasonably acceptable to the Board.
In addition, the Company has agreed to form a Strategy and Operational Improvement Committee of the Board (the “Strategy Committee”), which will be comprised of five (5) members, including the Designees, until at least the Expiration Date, subject to certain exceptions. The Strategy Committee will adopt a charter, which will provide, among other things, that the responsibilities of the Strategy Committee will include: (i) conducting a comprehensive review and evaluation of the current corporate strategies of the Company; (ii) assisting and advising the Board on corporate strategies and strategic alternatives; and (iii) from time to time as it determines appropriate, making recommendations to the Board regarding actions to be considered in furtherance of the Strategy Committee’s purpose. The Board will form the Strategy Committee no later than August 23, 2022. The Company also shall not (i) increase the size of the Board to more than ten (10) directors or (ii) classify the Board without the prior written consent of Azurite.
The foregoing obligations of the Company will terminate with respect to both Designees if Azurite and its affiliates collectively do not own at least 3,946,558 shares of the Common Stock of the Company, being the current number of Common Shares beneficially owned by them as of the date of this Agreement. Unless otherwise provided in the Cooperation Agreement, the obligations of the Company described above will terminate (i) the day after the Company’s 2024 Annual Meeting of Shareholders or (ii) such earlier time as the Company’s obligations terminate with respect to both Designees as described above (the “Expiration Date”).
Under the Cooperation Agreement, at any meeting of the shareholders held during the Cooperation Period, Azurite has agreed to vote or cause to be voted, all of the Company’s common shares that Azurite or its controlling or controlled affiliates has the right to vote (i) in favor of directors nominated and recommended by the Board, (ii) against any shareholder nominations for directors that are not approved and recommended by the Board, (iii) against any proposals or resolutions to remove any member of the Board and (iv) and in accordance with the Board’s recommendation on all other proposals or business except with respect to an Extraordinary Transaction (as defined below), subject to certain limited exceptions.
Pursuant to the Cooperation Agreement, Azurite is subject to certain standstill provisions (the “Standstill”) during the Cooperation Period, which prohibit Azurite from, among other things, (i) offering to acquire, agreeing to acquire or acquiring rights to acquire, directly or indirectly, any voting securities of the Company which would result in the ownership or control of, or other beneficial ownership interest, in excess of 19.9% of the then-outstanding common shares (the “Ownership Threshold”); (ii) (A) calling or seeking to call, alone or in concert with others, a meeting of the Company’s shareholders, (B) seeking, alone or in concert with others, election or appointment to, or representation on, the Board or nominate or propose the nomination of, or recommend the nomination of, any candidate to the Board, except as provided in the Cooperation Agreement, (C) seeking, alone or in concert with others, the removal of any member of the Board or (D) conducting a referendum of shareholders of the Company; (iii) making a request for any shareholder list or other books and records of the Company or any of its subsidiaries; (iv) making any public proposal, public announcement or public request with respect to, (A) any change in the number, terms or identity of directors of the Company or the filling of any vacancies on the Board other than as provided in the Cooperation Agreement, (B) any change in the business, capitalization, capital allocation policy or dividend policy of the Company or sale, spinoff, splitoff or other similar separation of one or more business units, (C) any other change to the Board or the Company’s management or corporate or governance structure, (D) any waiver, amendment or modification to the Company’s organizational documents, (E) causing the common shares to be delisted from, or to cease to be authorized to be quoted on, any securities exchange, or (F) causing the common shares to become eligible for termination of registration pursuant to Section 12(g)(4) of the Exchange Act; (v) engaging in any solicitation of proxies with respect to the election or removal of directors of the Company or any other matter or proposal relating to the Company or becoming a participant in any such solicitation of proxies; (vi) making or submitting to the Company or any of its affiliates any proposal for, or offer of (with or without conditions), either alone or in concert with others, any tender offer, exchange offer, merger, consolidation, acquisition, sale of all or substantially all assets or sale, spinoff, splitoff or other similar separation of one or more business units, business combination, recapitalization, restructuring, liquidation, dissolution or similar extraordinary transaction involving the Company (including its subsidiaries and joint ventures or any of their respective securities or assets) (each, an “Extraordinary Transaction”) either publicly or in a manner that would reasonably require public disclosure by the Company or Azurite; (vii) forming, joining or acting in concert with any “group” as defined in Section 13(d)(3) of the Exchange Act, with respect to any voting securities of the Company, other than solely with affiliates of Azurite; (viii) entering into a voting trust, arrangement or agreement with respect to any voting securities of the Company, or subjecting any voting securities to any voting trust, arrangement or agreement, subject to certain exceptions; (ix) engaging in any short sale or any purchase, sale, or grant of any option, warrant, convertible security, or other similar right with respect to any security that derives any significant part of its value from a decline in the market price of any of the securities of the Company and would result in Azurite ceasing to have a “net long position” in the Company equivalent to its percentage beneficial ownership of the voting power of the then outstanding common shares; (x) selling, offering, or agreeing to sell, all or substantially all, voting rights decoupled from the underlying common shares; (xi) instituting, soliciting or joining as a party in any litigation or other proceeding against the Company or any of its subsidiaries or any of its or their respective current or former directors or officers; (xii) entering into any negotiations, agreements, or understandings with any third party to take any action that Azurite is prohibited from taking pursuant to the Standstill; or (xiii) making any request or submitting any proposal to amend or waive the terms of the Cooperation Agreement, in each case publicly or which would reasonably be expected to result in a public announcement or disclosure of such request or proposal.
Azurite’s obligations under the Standstill terminate upon the earliest of the following: (i) the delivery of notice by Azurite at any time after the one year anniversary date of the Cooperation Agreement, that the Designees have resigned from the Board and all of their other respective positions with the Company and that Azurite is terminating the Cooperation Period, (ii) any uncured material breach by the Company of its obligations with respect to the appointment and nomination of the Designees or replacement directors designated by Azurite, formation of the Strategy Committee and size and structure of the Board; (iii) the Company’s entry into (x) a definitive written agreement with respect to any Extraordinary Transaction that, if consummated, would result in the acquisition by any person or group of more than 50% of the voting securities of the Company or assets having an aggregate value exceeding 50% of the aggregate enterprise value of the Company or (y) one or more definitive written agreements providing for a transaction or series of related transactions which would in the aggregate result in the Company issuing to one or more third parties at least 19.9% of the common shares outstanding immediately prior to such issuance(s) during the Cooperation Period (provided that securities issued as consideration for (or in connection with) the acquisition of the assets, securities and/or business(es) of another person by the Company or one or more of its subsidiaries or upon exercise or conversion of currently outstanding options or convertible securities of the Company shall not be counted toward this clause (y)); and (iv) the commencement of any tender or exchange offer (by any person or group other than Azurite or their affiliates) which, if consummated, would constitute an Extraordinary Transaction that would result in the acquisition by any person or group of more than 50% of the voting securities of the Company, where the Company files with the SEC a Schedule 14D-9 (or amendment thereto) that does not recommend that its shareholders reject such tender or exchange offer.
Each of the parties also agreed to mutual non-disparagement obligations until (i) the Expiration Date or (ii) such earlier time as the restrictions in the Standstill terminate (jointly referred to as the “Cooperation Period” provided that the Cooperation Period shall not end earlier than the first anniversary of the date of the Cooperation Agreement. Azurite’s obligations under the Cooperation Agreement terminate at the end of the Cooperation Period. The Company’s obligations under the Cooperation Agreement terminate on the Expiration Date.
The foregoing description of terms and conditions of the Cooperation Agreement is qualified in its entirety by reference to the full text of the Cooperation Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 22, 2022, each of Julie A. Beck and Stephanie L. Fehr resigned as directors of the Company and, in accordance with the terms of the Cooperation Agreement, as described in Item 1.01 hereof, the Board appointed Steven H. Rosen and Ambassador Edward F. Crawford to fill the vacancies created by such resignations and to serve as directors of the Company. The resignations of Ms. Beck and Ms. Fehr are the result of other business commitments and not due to any disagreement with the Company. Following the appointments of Mr. Rosen and Ambassador Crawford, the size of the Board remains eight (8) directors.
Mr. Rosen has been appointed to the Audit Committee and the Compensation and Management Development Committee. Ambassador Crawford has been appointed to the Nominating and Governance Committee. Both of them also will serve on the Strategy Committee, to be formed in accordance with the terms of the Cooperation Agreement, together with three other directors designated by the Board.
Other than as described in Item 1.01 hereof, (i) there are no arrangements or understandings between Mr. Rosen and any other person pursuant to which he was appointed as a director, and (ii) there are no arrangements or understandings between Ambassador Crawford and any other person pursuant to which he was appointed as a director.
Mr. Rosen, age 52, has served as the Co-Founder and Co-Chief Executive Officer of Resilience Capital Partners LLC, a private equity firm based in Ohio, since 2001, where he is involved with all aspects of Resilience Capital's operations, including developing and maintaining relationships with investors and investment intermediaries and the firm's strategic planning efforts. Mr. Rosen has a wide range of experience in operations, strategic planning and assisting companies undergoing strategic transformation. Mr. Rosen has been a director of Park-Ohio Holdings Corp (NASDAQ: PKOH) since 2011, Crawford United Corporation (OTC: CRAWA) since 2012 and AmFin Financial Corporation (OTC: ANFL) since 2018. Mr. Rosen was formerly the Co-Chief Executive Officer and a director of Zanite Acquisition Corporation, from 2020 to May 2022. Mr. Rosen graduated from University of Maryland and received an MBA from the Weatherhead School of Management at Case Western Reserve University. Mr. Rosen is a member of many professional organizations, including the Turnaround Management Association and the Young Presidents Organization and as an inventor, Mr. Rosen has been granted 11 patents by The United States Patent and Trademark Office.

Ambassador Crawford, age 84, currently serves as member of the Board of Park-Ohio Holdings Corp. (NASDAQ: PKOH), a public company based in Ohio and previously served as its Chairman and Chief Executive Officer from 1998 until 2018, and President from 1997 to 2003. He also has served as Chairman of the Board of Crawford United Corporation (OTC: CRAWA) since 2021 and previously served on its Board from 2012 to 2019. He served as the U.S. Ambassador to Ireland from 2019 to 2021. Ambassador Crawford serves as a Member of the Board of Advisors at Resilience Capital Partners LLC. Ambassador Crawford has extensive experience in strategic planning and operations, as well as knowledge of public and private company strategy.
In connection with the appointment of Ambassador Crawford, and in light of his expertise in operational business transformations, his service as Chairman of the Board of two public companies and his other leadership positions, the Board approved a waiver to the director age limitations in the Company’s Corporate Governance Guidelines.
Under the Cooperation Agreement, each Designee has the same rights to compensation for service as a director as are applicable to the Company’s other non-employee directors. The Company’s current program for the compensation of non-employee directors is described under the caption “Director Compensation Program” in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 4, 2022. In accordance with the director compensation program, each of Mr. Rosen and Ambassador Crawford will receive an initial grant of 24,671 restricted stock units under the Company’s 2018 Equity Compensation Plan.
In connection with their appointments as directors, the Company will enter into indemnification agreements with Mr. Rosen and Ambassador Crawford effective as of August 22, 2022. The indemnification agreements are substantially the same as the indemnification agreements the Company has entered into with each of its directors and executive officers. The indemnification agreement requires the Company to indemnify a director against all expenses, judgments, settlements, fines and penalties, actually and reasonably incurred by the director, in connection with the defense or settlement of a proceeding, subject to certain exceptions. The rights provided to Mr. Rosen and Ambassador Crawford under the indemnification agreements are in addition to any other rights they may be entitled to under the Articles of Incorporation or Code of Regulations, the Ohio General Corporation Law or otherwise. The description of the indemnification agreement set forth in this Item 5.02 is not complete and is qualified in its entirety by reference to the full text of the form of indemnification agreement. The form of indemnification agreement between the Company and each of its directors and executive officers was filed as Exhibit 10(ap) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.
There have been no transactions involving the Company or any of its subsidiaries in which Mr. Rosen or Ambassador Crawford have or will have a direct or indirect material interest that are required to be disclosed by Item 404(a) of Regulation S-K.
Item 7.01. Regulation FD Disclosure.

On August 22, 2022, the Company issued a press release announcing the Company’s entry into the Cooperation Agreement and the changes to its board of directors. A copy of the press release is furnished as Exhibit 99.1 attached hereto.
Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

10.1	Cooperation Agreement, dated as of August 22, 2022, by and among Invacare Corporation, Azurite Management LLC and the other parties named therein.
99.1	Press Release, dated August 22, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVACARE CORPORATION
(Registrant)

Date: August 22, 2022	By:	/s/ Anthony C. LaPlaca
	Name:	Anthony C. LaPlaca
	Title:	Senior Vice President, General Counsel,
Chief Administrative Officer and Secretary

Exhibit Index

Exhibit Number	Description of Exhibit

10.1	Cooperation Agreement, dated as of August 22, 2022, by and among Invacare Corporation, Azurite Management LLC and the other parties named therein.
99.1	Press Release, dated August 22, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).